         Paul S. Feeley                                          Immediately
         SENIOR VICE PRESIDENT, TREASURER &
         CHIEF FINANCIAL OFFICER
         (617) 628-4000

                 CENTRAL BANCORP REPORTS SECOND QUARTER EARNINGS

         SOMERVILLE, MASSACHUSETTS, November 3, 2004-- Central Bancorp, Inc. (NASDAQ: CEBK) today reported that its net income decreased to $506,000, or $0.33 per diluted share, for the three months ended September 30, 2004, from $830,000, or $0.53 per diluted share, for the corresponding quarter in the prior fiscal year.

         The current quarter's results included costs of $178,700, net of taxes, consisting primarily of legal and other professional fees incurred in connection with the previously announced buyback of 154,268 shares of Company stock from PL Capital LLC and affiliates by the Company and its ESOP Trust. During the quarter ended September 30, 2003, the Company recognized an insurance recovery of $214,000, net of related legal fees and taxes, attributable to shareholder litigation, which was settled in that quarter. Exclusive of the foregoing significant items, pro forma earnings increased to $685,000 for the second quarter of this year from $616,000 for the comparable period last year.

         Earnings during the quarter ended September 30, 2004 included an increase in net interest and dividend income. Although net interest margin declined from 3.39% in the second quarter of the last fiscal year to 3.20% during this quarter, this level is an improvement over the 3.10% net interest margin reported for the first quarter of this fiscal year. This improvement was primarily attributable to shifts in the Company's asset mix, with increases in commercial loans and investment securities and declines in low-yielding short term investments.

         For the six months ended September 30, 2004, net income decreased to $960,000, or $0.61 per diluted share, from $2,118,000, or $1.36 per diluted share, in the year earlier period. Exclusive of the after-tax impact of $374,000 resulting from the Company's June 2003 settlement of its REIT-related tax liability with the Massachusetts Department of Revenue and a net insurance recovery of $276,000 for the six-month fiscal 2003 period attributable to the aforementioned net insurance recovery, and the costs associated with the stock buyback noted above, net income declined $329,000 compared to the year earlier period. This reduction was largely the result of a $397,000 decrease in net interest income in the first half of the current year, as compared to the prior year period.

Central Bancorp, Inc.
Page 2 of 3


         John D. Doherty, Chairman, President & Chief Executive Officer, stated, "We are pleased to see an increase in net interest and dividend income for the quarter as compared to last year and especially as compared to the first quarter of this fiscal year. The last several years have been extremely challenging because of the interest rate environment. Although we have continued our balance sheet shift, which has included an increase in commercial real-estate lending, asset quality remains outstanding with no loans delinquent in excess of 90 days at September 30."

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices and one limited-service high school branch in suburban Boston.


                           (SEE ACCOMPANYING TABLES.)
--------------------------------------------------------------------------------
THIS PRESS RELEASE CONTAINS FINANCIAL INFORMATION DETERMINED BY METHODS OTHER THAN IN ACCORDANCE WITH ACCOUNTING METHODS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("GAAP"). THE COMPANY'S MANAGEMENT USES THESE NON-GAAP MEASURES IN ITS ANALYSIS OF THE COMPANY'S PERFORMANCE. THESE MEASURES TYPICALLY ADJUST GAAP PERFORMANCE MEASURES TO EXCLUDE THE EFFECTS OF SIGNIFICANT GAINS OR LOSSES THAT ARE UNUSUAL IN NATURE. BECAUSE THESE ITEMS AND THEIR IMPACT ON THE COMPANY'S PERFORMANCE ARE DIFFICULT TO PREDICT, MANAGEMENT BELIEVES THAT PRESENTATIONS OF FINANCIAL MEASURES EXCLUDING THE IMPACT OF THESE ITEMS PROVIDE USEFUL SUPPLEMENTAL INFORMATION THAT IS ESSENTIAL TO A PROPER UNDERSTANDING OF THE OPERATING RESULTS OF THE COMPANY'S BUSINESS. THESE DISCLOSURES SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR OPERATING RESULTS DETERMINED IN ACCORDANCE WITH GAAP, NOR ARE THEY NECESSARILY COMPARABLE TO NON-GAAP PERFORMANCE WHICH MAY BE PRESENTED BY OTHER COMPANIES.

         THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.
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Central Bancorp, Inc.
Page 3 of 3

                                         CENTRAL BANCORP, INC.
                                      CONSOLIDATED OPERATING DATA
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Quarter Ended               Six Months Ended
                                                                 September 30,                 September 30,
                                                            ------------------------------------------------------
                                                              2004          2003             2004          2003
                                                            ------------------------------------------------------
                                                                  (Unaudited)                    (Unaudited)
   Net interest and dividend income                         $ 3,946        $ 3,941         $ 7,653        $ 8,050
   Provision for loan losses                                     --             50              50            100
   Net gain (loss) on sales of investment securities            214           (130)            348           (135)
   Gain on sale of loans                                         56             68             119            209
   Other non-interest income                                    230            230             480            503
   Non-interest expenses                                      3,612          2,761           7,005          5,759
                                                            -------        -------         -------        -------
     Income before taxes                                        834          1,298           1,545          2,768

   Provision for income taxes                                   328            468             585            650
                                                            -------        -------         -------        -------
     Net income                                             $   506        $   830         $   960        $ 2,118
                                                            =======        =======         =======        =======
   Earnings per share:
     Basic                                                  $  0.33        $  0.54         $  0.62        $  1.37
                                                            =======        =======         =======        =======
     Diluted                                                $  0.33        $  0.53         $  0.61        $  1.36
                                                            =======        =======         =======        =======
   Weighted average number of shares outstanding:
     Basic                                                    1,538          1,549           1,549          1,547
                                                            =======        =======         =======        =======
     Diluted                                                  1,550          1,563           1,562          1,561
                                                            =======        =======         =======        =======
   Outstanding shares, end of period                          1,589          1,663           1,589          1,663
                                                            =======        =======         =======        =======
   RECONCILIATION OF GAAP EARNINGS
    TO PRO FORMA EARNINGS:
    Net income per GAAP                                     $   506        $   830         $   960        $ 2,118
    Impact of REIT legislation, net of taxes                     --             --              --           (374)
    Impact of litigation and legal fees,
       net of insurance and taxes                                --           (214)             --           (276)
    Costs associated with stock buyback,
       net of taxes                                             179             --             179             --
                                                            -------        -------         -------        -------
    Pro forma earnings                                      $   685        $   616         $ 1,139        $ 1,468
                                                            =======        =======         =======        =======

                                                              CONSOLIDATED BALANCE SHEET DATA
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              SEPTEMBER 30,          March 31,
                                                                  2004                 2004
                                                               -------------------------------
                                                                          (Unaudited)
    Total assets                                                 $504,999             $490,897
    Investment securities available for sale                      107,604               83,771
    Total loans (1)                                               358,306              357,424
    Allowance for loan losses                                       3,606                3,537
    Deposits                                                      316,310              295,920
    Borrowings                                                    147,125              145,256
    Stockholders' equity                                           38,335               43,454
    Book value per share                                         $  24.14             $  26.10

    ------------------------------
    (1) INCLUDES LOANS HELD FOR SALE OF $1,182 AND $799 AT SEPTEMBER 30, 2004 AND MARCH 31, 2004, RESPECTIVELY.